Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D filed on November 26, 2007 (including amendments thereto) with respect to the Common Stock of Cohen & Steers Select Utility Fund, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: November 26, 2007	WESTERN INVESTMENT LLC

	By:	/s/ Arthur D. Lipson
Name: Arthur D. Lipson
Title: Managing Member

WESTERN INVESTMENT HEDGED PARTNERS L.P.

By: Western Investment LLC,
Its General Partner

	By:	/s/ Arthur D. Lipson
Name: Arthur D. Lipson
Title: Managing Member

WESTERN INVESTMENT ACTIVISM PARTNERS LLC

By: Western Investment LLC,
Its Managing Member

	By:	/s/ Arthur D. Lipson
Name: Arthur D. Lipson
Title: Managing Member

WESTERN INVESTMENT TOTAL RETURN FUND LTD.

By: Western Investment LLC,
Its Investment Manager

	By:	/s/ Arthur D. Lipson
Name: Arthur D. Lipson
Title: Managing Member

WESTERN INVESTMENT TOTAL RETURN PARTNERS L.P.

By: Western Investment LLC,
Its General Partner

By:	/s/ Arthur D. Lipson
Name: Arthur D. Lipson
Title: Managing Member

/s/ Arthur D. Lipson
ARTHUR D. LIPSON